UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Resignation of Director.

On March 18, 2009, Director Carol A. Bartz resigned from the company’s Board of Directors and from the Board’s Audit Committee and Finance Committee. Ms. Bartz joined Yahoo! Inc. as its Chief Executive Officer and a member of its board of directors on January 13, 2009.

(d)	Election of New Directors.

On March 18, 2009, the company's Board of Directors elected John J. Donahoe and Frank D. Yeary as a members of the Board, effective March 18, 2009. Messrs. Donahoe and Yeary will both serve on the Board’s Audit Committee, effective March 18, 2009.

Messrs. Donahoe and Yeary will receive the standard compensation amounts payable to non-employee directors of the company, as described in the company’s Form 8-K (and its exhibits) dated July 14, 2006.  Their annual retainer and committee fees will be pro-rated to reflect the remainder of the July to June year in which director cash compensation is paid.  Also pursuant to these arrangements, Messrs. Donahoe and Yeary will receive a grant of restricted stock units in April 2009 for a number of shares equal to $48,334 in market value, which is one-third of the annual retainer, divided by the average of the high and low sales prices of one share of the company's common stock on the date of grant. These shares will vest ratably on each of the first three anniversaries of the grant date.  Messrs. Donahoe and Yeary and the company will also enter into the company's standard form of directors' indemnification agreement, as set forth at Exhibit 10.15 to the company's Form 10-K filed on February 22, 2005, pursuant to which the company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Mr. Donahoe has served as President and CEO, and as of a member of the board of directors of eBay Inc. since March 2008. From January 2008 to March 2008, Mr. Donahoe served as CEO-designate of eBay Inc. From March 2005 to January 2008, Mr. Donahoe served as President, eBay Marketplaces. From January 2000 to February 2005, Mr. Donahoe served as Worldwide Managing Director for Bain & Company. Mr. Yeary has served as Vice Chancellor of the University California, Berkeley since August 2008. Mr. Yeary served as the Global Head of Mergers and Acquisitions Investment Banking at Citigroup from 2004 to 2008.

Item 7.01	Regulation FD Disclosure.

The company's press release announcing the resignation of Ms. Bartz and the election of Messrs. Donahoe and Yeary is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	Press release dated March 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: March 19, 2009	Cary I. Klafter Corporate Secretary